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                                                              EXHIBIT 10.33


                       AGREEMENT OF MANAGEMENT AND SHAREHOLDERS

                               Dated:  [EFFECTIVE DATE]


H.J. Meyers & Co., Inc.
  As Representative of the
  referenced Underwriters
1895 Mt. Hope Avenue
Rochester, New York 14620

Ladies and Gentlemen:

     Pursuant to a certain Underwriting Agreement (the "Underwriting Agreement") dated this date (the "Effective Date") between Ambassador Eyewear, Inc., a Delaware corporation (the "Company"), and you, as Representative of the several Underwriters, including yourself, named therein (the "Underwriters"), the Company proposes to sell to the Underwriters, pursuant to a registration statement (File No. 33-3-31343) on Form SB-2 relating to the public offering thereof (the "Offering"), of shares of the Common Stock, $.01 par value, of the Company (the "Common Stock" or "Securities"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings given them by the Underwriting Agreement.

     To induce you to enter into the Underwriting Agreement, and in consideration thereof, each of the undersigned, being an officer, director or shareholder of the Company (each, an "Individual") agrees as follows:

     1. Covenants. Each Individual, for himself individually and not jointly, covenants and agrees with each Underwriter and the Company that:


          (a) Restriction on Future Sales. For a period of 18 months following the First Closing Date, such Individual shall not, without your prior written consent, sell, assign, hypothecate, pledge or otherwise dispose of, directly or indirectly, any Securities now or hereafter owned by him (whether acquired through option exercise or otherwise), and such Individual hereby agrees to permit all certificates evidencing such Securities to be endorsed with the appropriate restrictive legends, and consents to the placement of appropriate stop transfer orders with the transfer agent for the Company.

          (b) Certain Market Practices. Such Individual represents that he has not taken, and agrees that he shall not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale thereof.

          (c) Certain Representations. Such Individual shall not make any written or oral representation in connection with the Offering and sale of the Securities or the Representative's Warrant which is not contained in the Prospectus, which is otherwise inconsistent with or in contravention of any thing contained in the Prospectus, or which shall constitute a violation of the Securities Act of 1933, as amended (the "Act"), the rules and

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regulations promulgated thereunder, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder.

          (d) Future Offerings. For a period of five years following the First Closing Date, you shall have the right of first refusal to act as underwriter or agent for any public offering or sale of the securities of the Company, or of any successor to the Company, made by such Individual.


          (e) Rule 144 Sales. For a period of five years following the First Closing Date, you shall have the right to purchase for your own account, or to sell for the account of such Individual, all securities of the Company sold by such Individual pursuant to Rule 144 of the rules and regulations promulgated under the Act.

     2. Representations and Warranties. Each Individual, for himself individually and not jointly, represents and warrants to, and agrees with, each Underwriter and the Company as follows:

          (a) Authority, Etc. Such Individual has the power and authority to execute, deliver and perform its obligations under this Agreement. Such Individual's execution and delivery of, and its performance of its obligations under, this Agreement have been duly authorized by all necessary action.

          (b) Enforceability. This Agreement has been duly and validly executed and delivered by such Individual and, assuming due execution thereof by you or the Company, as the case may be, constitutes valid and binding obligations of such Individual, enforceable against him in accordance with their respective terms.

          (c) No Conflict. The compliance by such Individual with all of the provisions of this Agreement will not conflict with or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Individual is a party or by which he may be bound or to which any of his property or assets are subject, nor will such action result in any violation of the provisions of any statute, order, rule or regulation applicable to such Individual of any court or governmental authority having jurisdiction over him or his property.

          (d) Shareholder Agreements, Registration Rights. Except for options granted under the Company's Stock Option Plan and disclosed in the Prospectus, such Individual has no rights with respect to the purchase, sale or registration of any Securities.

          (e) No NASD Affiliation. Except as described in Schedule 2(e) hereto, such Individual has no direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc.

     3. Effectiveness. This Agreement shall become effective upon the effectiveness, in accordance with its terms, of the Underwriting Agreement.


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     4.   Termination.  This Agreement shall terminate upon the termination by you of the Underwriting Agreement in accordance with the terms of the Underwriting Agreement.

     5.   In General.

          (a) Survival. The respective covenants, representations and warranties of the Individuals set forth in this Agreement shall survive delivery of and payment for the Securities.

          (b) Parties in Interest. This Agreement is made solely for the benefit of the Underwriters and, to the extent expressed, the Individuals, any person controlling an Underwriter, and their respective executors, administrators, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such, of Securities from an Underwriter.

          (c) Gender. Wherever used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate in the context.

          (d) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The individuals agree to submit to the jurisdiction of state and federal courts located in Monroe County, New York.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement among the Individuals, the Company and the Underwriters in accordance with its terms.

                                        Yours very truly,



                                        _______________________________________
                                        Rudy A. Slucker


                                        _______________________________________
                                        Barry Budilov


                                        _______________________________________
                                        Kenneth Kitnick


                                        _______________________________________

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                                        Jay Rice


                                        _______________________________________



                                        _______________________________________
                                        Frank T. DiPalma


                                        _______________________________________
                                        Robert Droste


                                        _______________________________________
                                        Kenneth R. Konikowski


                                        _______________________________________
                                        Michael Vanechanos


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

                                        H.J. Meyers & Co., Inc.
                                          As Representative of the
                                          referenced Underwriters


                                        By:____________________________________
                                           Its


                                        DynamicWeb Enterprises, Inc.


                                        By:____________________________________
                                           Name:  Steven L. Vanechanos, Jr.
                                           Title:  Chief Executive Officer


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